UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois	60015-2559
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2013, the Registrant announced the resignation of Fareed A. Khan as the Registrant’s Senior Vice President and Chief Financial Officer, effective immediately. Mr. Khan notified the Company on August 14, 2013 that he would leave the Company on August 30, 2013 to accept a position with another company.

Effective August 16, 2013, Todd A. Shelton, 46, was appointed as the Registrant’s Senior Vice President and Chief Financial Officer. Mr. Shelton will hold such office until his successor is appointed and qualified or until his earlier removal or resignation.

Prior to his current appointment, Mr. Shelton served as President, United Stationers Supply, from September 1, 2010. Previously he served as President of Lagasse, LLC (formerly Lagasse, Inc.), a wholly-owned subsidiary of United Stationers Supply Co. Mr. Shelton also held the position of Chief Operating Officer of Lagasse following the acquisition of the Sweet Paper Sales Company in 2005. He joined Lagasse in 2001 as Vice President, Finance and has held various leadership roles in sales, customer service, operations, and procurement. Before joining Lagasse, Mr. Shelton was a Partner and Vice President, Marketing at Wes-Pak, Inc., a privately-held manufacturer of retail and medical products. He began his career at Baxter Healthcare with roles in finance, IT, sales and marketing.

The Registrant issued a press release announcing the resignation of Mr. Khan and the appointment of Mr. Shelton on August 16, 2013. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release, dated August 16, 2013, announcing the resignation of Fareed A. Khan as Senior Vice President and Chief Financial Officer and the appointment of Todd A. Shelton as his successor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.

Date: August 16, 2013	/s/ Eric A. Blanchard
Senior Vice President, General Counsel and Secretary

UNITED STATIONERS INC.

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED AUGUST 16, 2013

Exhibit No.	Description	Method of Filing

99.1	Press Release, dated August 16, 2013, announcing the resignation of Fareed A. Khan as Senior Vice President and Chief Financial Officer and the appointment of Todd A. Shelton as his successor.	Filed Herewith